UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

GOLD RESOURCE CORPORATION
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 4, 2010

The annual meeting of the shareholders of Gold Resource Corporation (the “Company”) will be held at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202, on November 4, 2010 at 10:00 a.m. Mountain time, for the following purposes:

(1)	To consider and vote on a proposal to elect five (5) directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)
To consider and vote on a proposal to approve an amendment to the Company’s Articles of Incorporation to increase the authorized capital of the Company from 60,000,000 shares of common stock to 100,000,000 shares of common stock, each with a par value of $0.001;

(3)
To consider and vote on a proposal to approve an amendment to the Company’s Amended and Restated Non-Qualified Stock Option and Stock Grant Plan to increase the number of shares reserved for issuance under the plan from 6,000,000 shares to 10,000,000 shares;

(4)
To consider and vote on a proposal to ratify the appointment of StarkSchenkein LLP (formerly Stark Winter Schenkein & Co., LLP) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2010; and

(5)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on September 29, 2010 as the record date for the determination of the holders of the Company's stock entitled to notice of, and to vote at, the meeting.  Accordingly, only shareholders of record on the books of the Company at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

All shareholders are invited to attend the meeting in person.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED POSTAGE–PAID PROXY CARD OR OTHERWISE RETURN YOUR PROXY IN A MANNER DESCRIBED IN THE ACCOMPANYING PROXY CARD.  Any shareholder attending the meeting may revoke his proxy and vote in person, even if that shareholder has returned a proxy.

A proxy statement explaining the matters to be acted upon at the annual meeting follows.  Please read it carefully.

By Order of the Board of Directors

September 30, 2010	/s/ William W. Reid
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 4, 2010.

The Company’s proxy statement for the 2010 Annual Meeting and the Company’s annual  report to shareholders for the year ended December 31, 2009 are available on the Internet at http://www.goldresourcecorp.com/annual-reports.php.

PROXY STATEMENT

GOLD RESOURCE CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 4, 2010

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gold Resource Corporation (“we”, “our” or “us”), to be voted at the annual meeting of shareholders to be held at 10:00 a.m. Mountain time on November 4, 2010, at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 or at any adjournment or postponement of the meeting.  This proxy statement and accompanying form of proxy were first mailed or given to our shareholders on or about October 1, 2010.

If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein.  Our shareholders may vote electronically through the Internet by following the instructions included with their proxy card.  Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone.  A large number of banks and brokerage firms are participating in the Broadridge Financial Services Investor Communication Services online program.  The program provides eligible shareholders the opportunity to vote via the Internet or by telephone.  Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in Broadridge's program.

Shareholders who do not wish to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card by mail.  Signing and returning the proxy card or submitting the proxy via the Internet or telephone does not affect a shareholder’s right to vote in person at the meeting.

Executed Proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director and FOR proposals 2, 3 and 4 described in the Notice of Annual Meeting.

Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.  With respect to voting in person at the meeting, please note that shares voted in person at the meeting may only be voted by the record owner of the shares, so any shareholders whose shares are held in the name of a bank, broker or other so called “nominee holder” and who wish to vote those shares in person at the meeting must obtain a valid proxy from the nominee holder in order to vote the shares in person at the meeting.

The cost of the meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by us.  We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation.  We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

Only holders of record of our common stock on September 29, 2010 are entitled to receive notice and to vote at the annual meeting.  Each share of common stock is entitled to one vote.  On September 30, 2010, there were a total of 52,998,303 shares of common stock outstanding.  The presence in person or by proxy of not less than one-third of the outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

Brokers who hold common stock in street name and who do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals.  Proposals such as the ratification of independent auditors are considered routine.  The absence of votes on non-routine proposals are referred to as “broker non-votes.”  Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors, the amendment to the Articles of Incorporation, the amendment to the Amended and Restated  Non-Qualified Stock Option and Stock Grant Plan or the ratification of the appointment of the independent registered public accounting firm, as they will not be counted as votes for or against those matters.

YOUR VOTE IS IMPORTANT.  PLEASE RETURN YOUR MARKED PROXY CARD OR OTHERWISE RETURN YOUR PROXY BY INTERNET OR TELEPHONE VOTING PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)

The Board of Directors currently consists of five members, four of whom are nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.  David Reid has informed the Board that he does not intend to stand for re-election at the meeting due to reasons other than any disagreement with the Company on any matter relating to its operations, policies or practices.  The Board has nominated Jason Reid, President of the Company, to fill the vacancy that will occur at the meeting.

Directors and Executive Officers

The following table reflects our current directors and executive officers as of the date of this proxy statement.

Name	Age	Positions With the Company	Board Position Held Since
William W. Reid	62	Chief Executive Officer and Chairman of Board of Directors	1998
David C. Reid	60	Vice President, Secretary, Treasurer and Director	1998
Bill M. Conrad (1), (2)	54	Director	2006
Isac Burstein (1), (2)	44	Director	2009
Tor Falck (1), (2)	71	Director	2010
Jason D. Reid	37	President, Director nominee	N/A
Frank L. Jennings	59	Chief Financial Officer	N/A

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

The following information summarizes the business experience for at least the last five years of our officers and directors and persons nominated to be our directors, each of whom has indicated his willingness to serve and consented to being named in this proxy statement:

Nominees

We have nominated the following five individuals to serve as our directors until the next annual meeting of shareholders and until their successors are duly elected and qualified:

William W. Reid.  William Reid has served as a director and our Chief Executive Officer since our inception in 1998.  He also served as our President from inception until July 1, 2010.  Since August 2005, Mr. Reid has devoted all of his business time to our affairs.  From 1977 to August 18, 2005, he served as the president, chief executive officer and chairman of the board of directors of US Gold Corporation, a Colorado corporation engaged in the exploration of mineral properties (“US Gold”).  During his tenure with US Gold, that entity acquired, developed and produced gold from six different mines, but has not produced any revenue since 1990.  The securities of US Gold are traded on the NYSE Amex.  Our Board believes that Mr. Reid’s 38 years in the mining business, including experience as a geologist, mine finder, mine developer, mine financier and mine operator provide the appropriate experience and qualifications to serve as a member of our Board.  Mr. Reid has not served on the board of any other public companies or registered investment companies in the past five years.  Mr. Reid received a Bachelor of Science in physics in 1970 and a Master's Degree in Economic Geology in 1972 from Purdue University.  William Reid and David Reid are brothers and William is the father of Jason Reid.

Jason D. Reid.  Mr. Reid was promoted to President of our company effective July 1, 2010.  He previously served as Vice President of Corporate Development since January 2008.  In that capacity, he was responsible for formulating corporate growth strategies, retail and institutional promotion of our company, assisting the CEO with oversight of our financing requirements and overseeing our investor relations programs.  Mr. Reid joined our company in May 2006 as the Corporate Development Assistant.  Mr. Reid received a Bachelor of Science degree in Anthropology with an emphasis on Archaeology in 1995 from Fort Lewis College.  From January 1996 until he joined our company in May 2006, Mr. Reid served as president of Reid Farrier, Inc., formerly known as Reid Fencing, Inc., a business he founded which focused operations in the equine and construction industries.  Our Board believes that Jason Reid’s experience founding and operating his own business, as well as his close involvement in the development of business strategy and decision-making for our company over the past several years provides him with the appropriate experience and qualifications to serve as a member of our Board.  Mr. Reid has not served on the board of directors of any other public companies or registered investment companies in the past five years.  Jason Reid is the son of William Reid and nephew of David Reid. 38 years in the mining business, including experience as a geologist, mine finder, mine developer, mine financier and mine operator.

Bill M. Conrad.  Mr. Conrad was elected to the Board of Directors on June 1, 2006.  In 1990, Mr. Conrad co-founded MCM Capital Management Inc., a privately held financial management and consulting company, and has served as vice president, chief financial officer and a director since that time.  From May 2005 until September 2008, Mr. Conrad served as the vice-president and secretary of Brishlin Resources, Inc., now known as Synergy Resources Corporation, a Colorado corporation engaged in the oil and gas industry.  Mr. Conrad continues to serve as a director of Synergy Resources, a position he has held since the company’s inception in 2005.  He has not served on the board of directors of any other public companies or registered investment companies during the past five years.  From February 2002 until June 2005, Mr. Conrad served as president and a director of Wyoming Oil & Minerals, Inc., and from May 2000 until April 2003, he served as vice president and a director of New Frontier Energy, Inc.  The securities of Wyoming Oil & Minerals, now known as Sun Motor International Inc., New Frontier Energy, and Synergy Resources are quoted on the OTC Bulletin Board.  Our Board believes that the management and corporate finance experience developed by Mr. Conrad over many years serving as an executive officer and director of numerous publicly traded companies, as well as his familiarity with relevant accounting principles and financial statement presentation, make him well-qualified to be a director of our company.

Isac Burstein.  Isac Burstein was appointed to the Board of Directors on April 1, 2009.  Mr. Burstein is presently the Corporate Manager of Business Development for Hochschild Mining Plc., a leading underground precious metals producer operating in the Americas.  Prior to his current position, Mr. Burstein served Hochschild in various capacities, including as Manager for Project Evaluation, Exploration Manager for Mexico from July 2000 to May 2009 and Exploration Geologist from January 1996 to July 2000.  Mr. Burstein was nominated as a director by Hochschild and appointed to the Board pursuant to the terms of our strategic alliance agreement with Hochschild.  Our Board believes that Mr. Burstein’s geological and mining background and his experience in various management positions with Hochschild provide him with the requisite skills and necessary understanding of our industry to serve as a member of our Board of Directors.  Mr. Burstein has not served on the board of directors of any other public companies or registered investment companies during the past five years.  He holds a BSc in Geological Engineering from the Universidad Nacional de Ingenieria in Lima, Peru, an MSc in Geology from the University of Missouri and an MBA from Krannert School of Management, Purdue University.

Tor Falck.  Tor Falck was appointed to the Board of Directors on August 17, 2010.  Since January 2006, Mr. Falck has served as a director for Blackstone Ventures Inc., a Canadian company with securities listed on the TSX Venture Exchange.  From April 2007 to December 2008, Mr. Falck also provided investor relations services to Blackstone Ventures.  Since August 2006, Mr. Falck has also served as a director of Blackstone Nickel AB and Blackstone Nickel NUF, Norwegian subsidiaries of Blackstone Ventures.  Other than Blackstone Ventures and its subsidiaries, he has not served on the board of directors of any other public companies or registered investment companies during the past five years.  From July 2003 to February 2007, Mr. Falk provided investor relation services to Bema Gold.  Mr. Falck has a background in banking and the financial services industry in Europe.  He served as an investment officer at Yorkton Securities Inc. from 1992 to 1999, and then at Canaccord Capital (Europe) from 1999 to 2002.  Prior to that, he was a compliance officer, financial analyst and broker at various financial institutions in London and Norway, focusing on natural resources industries, including mining, oil and gas.   Our Board believes that Mr. Falck’s experience with companies in the mining industry and his relationships in the European investment community provide him with the skills and experience necessary to serve as a member of our Board of Directors.  Mr. Falck obtained a degree from Economic College in Bergen, Norway in 1959, a degree in Mathematics and Statistics in 1966 from the University of Frankfurt am Main, Germany, and a B.A. in economics in 1980 from Bankakademiet in Oslo, Norway.

Director Who is Not a Nominee

David C. Reid.  David Reid has served as a director and our Vice President since our inception in 1998.  Since August 2005, he has devoted all of his time to our business and affairs.  Although Mr. Reid does not intend to stand for re-election to the Board at the upcoming annual meeting, he has continued to serve as our Vice President, Secretary and Treasurer.  From 1977 to August 18, 2005, he was the vice president and a director of US Gold.  Mr. Reid has 38 years of experience in the mining industry, including experience as a geologist, mine finder, mine developer, mine financier and mine operator.  Mr. Reid received a Bachelor of Science degree in geology from Ball State University in 1972.

Our Executive Officers

In addition to Messrs. William, David and Jason Reid, we have the following executive officer as of the date of this proxy statement:

Frank L. Jennings.  Mr. Jennings was appointed to serve as our principal financial officer on June 1, 2006.  He is primarily responsible for financial reporting by our company and along with our Chief Executive Officer, oversight of our internal controls.  Mr. Jennings serves our company on a part-time basis as his services are deemed necessary.  Since 2001, Mr. Jennings has been a financial consultant and provides management and financial consulting services, primarily to smaller public companies.  From April 2001 to December 2005, he also served as the chief financial officer and a director of Global Casinos, Inc., a publicly traded Utah corporation, and from April 2001 to April 2005, he served as the chief financial officer and a director of OnSource Corporation, now known as Ceragenix Pharmaceuticals, Inc., a publicly traded Delaware corporation.  During his tenure with Global Casinos and Ceragenix Pharmaceuticals, each company was engaged in the gaming industry and each had common stock quoted on the OTC Bulletin Board.  Mr. Jennings received a Bachelor’s degree in economics from Austin College and an MBA degree in Finance from Indiana University.

Our officers serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

If a quorum is present at the meeting, directors are elected by a plurality of votes (i.e., the five candidates receiving the highest number of votes will be elected to the Board of Directors).  You may vote for all of the nominees as directors, or withhold your vote from any or all of the nominees as directors.  The Board of Directors unanimously recommends a vote FOR all the nominees listed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR
AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED CAPITAL
(Proposal 2 on Proxy Card)

On August 17, 2010, our Board of Directors unanimously approved a resolution to amend our Articles of Incorporation to increase the amount of our authorized common stock from 60,000,000 shares to 100,000,000 shares, subject to shareholder approval. The Board of Directors unanimously recommends that the shareholders approve the proposal to amend the Articles of Incorporation.  As of the record date, we had 52,998,303 shares of common stock issued and outstanding and options outstanding to issue 4,080,000 shares of common stock.  If all options are exercised, the Company would have a total of 57,078,303 shares outstanding.  We have no other commitments to issue our common stock.

The purpose of the proposal is to provide the Company with additional shares of common stock for future share issuances.  The Board of Directors believes that it is advisable and in our best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The availability of these additional shares will enhance our flexibility to raise capital to effect our business plan, including public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes.  This flexibility will allow us to issue shares without the expense and delay of a special shareholders’ meeting, unless such action is required by applicable law or rules of any stock exchange on which our securities may then be listed.  Our management is at all times investigating additional sources of financing that the Board of Directors believes will be in the Company’s best interest and in the best interest of our shareholders.  Under Colorado law and the rules of the NYSE Amex, on which our shares are currently listed, we can issue additional shares without shareholder approval in amounts equal to or less than 20% of the amount of common stock then outstanding.

If the increase in the authorized number of shares of common stock is approved by the shareholders, then each new share of common stock would have the same rights as our currently outstanding shares of common stock.  Specifically, upon issuance, each share of common stock would be entitled to one vote, would be entitled to receive dividends only if declared by the Board or Directors and would not be entitled to preemptive rights, except as granted by contract.

The adoption of the proposed amendment to increase our authorized capital will not of itself cause any changes in the Company’s capital accounts.  The increase in authorized capital will not have any immediate effect on the rights of our existing shareholders.  However, to the extent that additional authorized shares of common stock are issued in the future, they may decrease the existing shareholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders.  Any future issuance of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of the common stock.

Possible Anti-Takeover Effects of the Proposal

The increase in the authorized shares of our common stock is not proposed by our Board of Directors in response to any known accumulation of our stock or threatened takeover.  Nevertheless, the power of the Board of Directors to issue shares of common stock without shareholder approval could make it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal, and enable our management to discourage or impede a takeover of the Company.  This could have a detrimental effect on the interests of any shareholders who wanted to tender their shares to the party seeking control or who would favor a change in control.  In addition to the increase in the authorized shares of our common stock, certain provisions of our Articles of Incorporation could be used by our management to prevent, delay or defer a sale or takeover of the Company that is favored by a majority of the independent shareholders without further vote or action by the shareholders.

Article IV of our Articles of Incorporation, as amended, grants our Board of Directors the authority to establish one or more series of Preferred Stock and to determine and prescribe the voting powers, distinguishing designations, preferences, limitations, restrictions and relative rights of the Preferred Stock, and any series of Preferred Stock.  The issuance of Preferred Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership. In addition, the ability of the our Board of Directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of Preferred Stock could also be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company and effectively delay or prevent a change in control without further action by the shareholders.

Except for the potential effects of the aforementioned provisions, there are no anti-takeover provisions in the Company’s Articles of Incorporation, bylaws or other governing documents.  Our Board of Directors periodically evaluates the interests of the Company as it relates to any potential threats and may adopt a proposal or enter into other arrangement that may have material anti-takeover consequences in the future.

Vote Necessary to Approve Proposal 2

The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required to approve the proposed amendment to the Articles of Incorporation.  The Board of Directors unanimously recommends a vote FOR this proposal to amend the Articles of Incorporation to increase the authorized capital of the Company as discussed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR
AMENDMENT TO THE NON-QUALIFIED
STOCK OPTION
AND STOCK GRANT PLAN
(Proposal 3 on Proxy Card)

In connection with the proposal to increase our authorized capital discussed in Proposal 2 above, the Board of Directors unanimously approved an amendment to our Amended and Restated Non-Qualified Stock Option and Stock Grant Plan (“Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 6,000,000 shares to 10,000,000 shares, subject to shareholder approval.  The Board of Directors unanimously recommends that the shareholders approve the proposal to amend the Plan.

Of the 6,000,000 shares of common stock currently reserved for issuance in connection with grants made under the Plan, only 220,000 shares remain available for future grants or awards as of September 30, 2010.  Some additional shares may become available under the Plan through employee terminations or option expirations; however, the number is not expected to be substantial.

The Board of Directors believes that the increase of shares reserved for issuance under the Plan is essential to the Company’s continued success and therefore in the best interest of our company.  Our employees, consultants and independent Board members are some of our most valuable assets.  The Board of Directors believes that awards of stock and grants of stock options under the Plan help create long-term equity participation in the Company and assist in attracting, retaining, motivating and rewarding employees and directors.

Below is a summary of the principal provisions of the Plan prior to approval of the amendment, which summary is qualified in its entirety by reference to the full text of the Plan, as attached hereto as Exhibit A.

Background

The Plan was originally adopted effective March 4, 1999.  The Plan presently provides for the grant of non-qualified options and stock awards to employees, directors, officers, consultants or advisors designated by the Board of Directors and upon whose judgment, initiative and efforts we may rely.  We refer to these individuals as “Key Persons.”  The Plan was amended on April 1, 2005 to increase the number of shares reserved for issuance from 1,500,000 to 6,000,000.  The Plan was amended again on June 20, 2008 to extend its expiration date to February 28, 2019.

As of September 30, 2010, options have been granted to 11 employees (including two employees who are also directors and one employee who is a director-nominee), 3 non-employee directors, and 2 consultants and advisors under the Plan.

The purpose of the Plan is to advance the interests of our company and its shareholders by affording Key Persons, upon whose judgment, initiative and efforts we may rely for the successful conduct of our business, an opportunity for investment in our company and the incentive advantages inherent in stock ownership.

Summary of the Plan

Administration of the Plan.  The Board of Directors, or a committee appointed by the Board, administers the Plan.  The Board has the power to select the participants to be granted awards, determines the time or times when awards will be made, and determines the form of an award, the number of shares of the our common stock subject to the award, and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting, with the exception that the maximum number of shares that may be issued under the Plan is 6,000,000 shares of common stock (including those previously granted).

Shares Subject to the Plan.  There are currently 6,000,000 shares of common stock reserved for the grant of awards under the Plan.  After considering exercises and forfeitures under the Plan, as of September 30, 2010, there were 4,080,000 shares subject to outstanding options and 220,000 shares of common stock available for grant under the Plan.

Adjustment of Shares.  The number of shares available under and subject to the Plan, and each share reserved for issuance under the Plan, are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the our common stock.  Any shares of our common stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise will be available again for grant under the Plan.

Exercise of Options.  The committee determines the exercise price for each option, but no option will be granted at an exercise price that is less than the fair market value of the our common stock on the date of grant.  An option holder may exercise an option by written notice and payment of the exercise price (i) in cash; (ii) by check, bank draft or money order payable to the order of us; (iii) by surrender of previously issued and outstanding shares; (iv) by attestation, where the option holder is issued the number of shares exercised, reduced by the number of whole shares necessary to pay the exercise price, or a combination of the foregoing.  In addition, an option may be exercised by a broker-dealer acting on behalf of the participant if the broker-dealer has received from the participant a notice of exercise and adequate provision has been made with respect to the payment of any withholding taxes due upon exercise.  If the exercise price of the shares being purchased is $2,000 or less, the exercise price must be paid in cash or by check, bank draft or money order payable to the order of us.

Option Term.  The committee determines the period and the conditions of exercisability, the minimum periods during which participants must be employed by us or must hold options before they may be exercised, the minimum periods during which shares acquired upon exercise must be held before sale, conditions under which the options or shares may be subject to forfeiture, the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time.  Options must expire no later than 10 years from the date of grant.  If a participant's employment terminates for any reason other than cause or death, the participant will be entitled to purchase all or any part of the shares subject to any vested option for a period of up to three months from the date of termination (not longer than one year in the case of death).  If the participant's employment terminates for cause, as determined by us, the unexercised option will be forfeited and expire.

Stock Grants.  The Board may grant shares of our common stock to participants.  The committee determines the number of shares of the our common stock to be granted, the vesting conditions and other restrictions, if any, the time and manner of payment, and any other terms and conditions of the stock grants.  The committee may also, in its sole discretion, accelerate vesting and waive other restrictions and conditions under such circumstances as it deems appropriate

Nontransferability.  Except as may otherwise be provided by the Board at the time of a grant, options are not transferable except by will or pursuant to the laws of descent and distribution.

Amendment and Termination.  The Board of Directors may alter, suspend or terminate the Plan at any time and may, from time to time, amend the Plan in any manner.

Federal Income Tax Consequences of the Grant and Exercise of Options

Certain of the federal income tax consequences applicable to the grant and exercise of non-qualified options and stock grants:

Non-Qualified Options.  There are no income tax consequences to the participant or to us when a non-qualified option is granted.  When a non-qualified stock option is exercised, in general, the participant recognizes compensation, subject to wage withholding and income tax, equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.  We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by section 162(m) of the Code.

Stock Grants.  The grant of stock under the Plan generally gives rise to compensation to the recipient, subject to wage withholding and income tax, equal to the fair market value of the stock on the date of grant.  As with the exercise of options, we are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by section 162(m) of the Code.

Code Section 409A.  Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in section 409A of the Code.  If the deferred compensation plan fails to satisfy the requirements of section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure.  The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest.  We have structured the Plan and expect to administer the Plan with the intention that non-qualified options will qualify for an exemption from section 409A of the Code.

Code Section 162(m).  Under section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of the four highest paid executive officers who were employed by us on the last day of the taxable year.  However, certain "performance-based compensation," the material terms of which are disclosed to and approved by our shareholders, is not subject to this limitation on deductibility.  We have structured the Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by section 162(m) of the Code.

Shares issued upon exercise of options or upon stock grants under the Plan are "restricted securities" as defined under the Securities Act unless a registration statement covering such shares is effective.  Restricted shares cannot be freely sold and must be sold pursuant to an exemption from registration (such as Rule 144) which exemptions typically impose conditions on the sale of the shares.

Set forth below is information as of December 31, 2009 with respect to compensation plans (including individual compensation arrangements and the Plan) under which our equity securities are authorized for issuance.

Non-Qualified Stock Option and Stock Grant Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	3,745,000	$2.40	755,000
Equity compensation plans not approved by shareholders	0		0
TOTAL	3,745,000		755,000

For additional information about the stock options and other equity compensation under our equity plans as of December 31, 2009, see COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

New Plan Benefits

Because awards under the Plan are discretionary, future awards are generally not determinable at this time.

Vote Necessary to Approve Proposal 3

The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required to approve the proposed amendment to the Plan.  The Board of Directors unanimously recommends a vote FOR this proposal to amend the Non-Qualified Stock Option and Stock Grant Plan as discussed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

APPOINTMENT OF AUDITORS
(Proposal 4 on Proxy Card)

On August 17, 2010, the Audit Committee of the Board of Directors unanimously approved the appointment of StarkSchenkein LLP (formerly Stark Winter Schenkein & Co., LLP) as our independent registered public accounting firm for the year ending December 31, 2010, and solicits the ratification of this appointment by the shareholders.  StarkSchenkein LLP has acted as our independent registered public accounting firm since 2005.  Neither such firm, any of its members nor any of their associates, has or has had during its tenure with us, any financial interest in the business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent registered public accounting firm.

Representatives of StarkSchenkein LLP are expected to be present at the annual meeting to respond to shareholders' questions and to make any statements they consider appropriate.

Vote Necessary to Ratify Proposal 4

The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required for the ratification of the appointment of the independent registered public accounting firm.  The Board of Directors recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

We were not subject to the reporting requirements of the 1934 Act during the fiscal year ended December 31, 2009; however, we became subject to the 1934 Act as of August 27, 2010.  To our knowledge, based solely upon a review of the copies of such reports furnished to us, all filing requirements under Section 16(a) applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were satisfied timely.

CORPORATE GOVERNANCE

Communications to the Board of Directors

Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders.  Any shareholder who desires to contact the Board of Directors may do so by fax, telephone, or regular mail to the Board of Directors, c/o William W. Reid, Chairman of Gold Resource Corporation.  Shareholders can also send electronic communications to the Board via e-mail to jasonreid@goldresourcecorp.com.  Such communications may also be forwarded to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the Board by mailing to our corporate headquarters in Denver.  We will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report on the contents to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report on the contents to the non-management directors.

Our directors periodically review communications from shareholders and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board.  Directors may also attend the annual meeting of shareholders and receive communications directly from shareholders at that time.

Board Leadership Structure and Risk Oversight

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time. This structure makes the best use of William Reid’s extensive knowledge of the Company and the mining industry, as well as fostering greater communication between the Company’s management and the Board.

Companies face a variety of risks, including financial reporting, legal, credit, liquidity, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board as a whole oversees risk management after receiving briefings provided by management and advisors as well as its own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

Director Independence

We had five directors at September 30, 2010, including three independent directors, as follows:

• William W. Reid;
• David C. Reid;
• Bill M. Conrad (independent);
• Isac Burstein (independent); and
• Tor Falck (independent).

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under the Sarbanes−Oxley Act of 2002, section 10A(m)(3) and under section 803A of the NYSE Amex LLC Company Guide (“Amex Rules”).  David Reid will not be standing for re-election at the upcoming annual meeting; his nominated successor, Jason Reid, will not be considered an independent director since he is presently serving as one of our executive officers.

Board Committees and Meetings

The Board of Directors presently maintains an Audit and Compensation Committee.  During the year ended December 31, 2009, the Board of Directors met two times and took action by consent in lieu of a meeting on five other occasions.  No director attended less than 75% of the meetings held during 2009.

        Audit Committee.  The Audit Committee, currently comprised of Bill Conrad as chairman, Isac Burstein and Tor Falck, oversees the selection and appointment of our independent registered public accounting firm and reviews the proposed scope, content and results of the audit performed by the auditors and any reports and recommendations made by them.  Each of the committee members are independent under the Amex Rules.  The Audit Committee has adopted a formal charter, a copy of which is available on our website at www.goldresourcecorp.com

Our Board of Directors has determined that Bill Conrad, the chairman of the Audit Committee, qualifies as an audit committee financial expert in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of the audit committee functions.  Mr. Conrad acquired these attributes through experience in analyzing financial statements of companies, and through his experience as an executive officer of other publicly traded companies.

The Audit Committee appoints and oversees our independent registered public accounting firm.  The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the accountants and any reports and recommendations made by them.  The committee also oversees our financial reporting process, and is responsible for drafting an annual report to be included with our proxy statement.  The Audit Committee held three meetings during the last full fiscal year and no committee member attended less than 75% of the meetings.  William Reid has recently resigned from the Audit Committee and was replaced by Tor Falck, however, Mr. Reid is included as a signatory on the report below because he was a member of the committee at the time the report is issued.  Similarly, Mr. Falck’s recent appointment to the Board and to the Audit Committee precludes his signing of the report for 2009.

Audit Committee Report.  The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2009 with management and have reviewed related written disclosures of Stark Winter Schenkein & Co., LLP, our independent registered public accounting firm, of the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements.  We have reviewed the written disclosures and the letter from Stark Winter Schenkein & Co., LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Stark Winter Schenkein & Co., LLP its independence in connection with its audit of our most recent financial statements.  Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

We have also reviewed the various fees that we paid or accrued to Stark Winter Schenkein & Co., LLP during 2009 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table sets forth fees paid to our independent registered public accounting firm, Stark Winter Schenkein & Co., LLP for the last two fiscal years:

	2009	2008
Audit Fees	$33,000	$31,750
Audit Related Fees	18,550	6,030
Tax Fees	5,520	6,900
All Other Fees	—	—
Total Fees	$57,070	$44,680

It is the policy of the Audit Committee to engage the independent registered public accounting firm selected to conduct the financial audit for the Company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the Company.  Also in keeping with its policy, all services of the independent registered public accounting firm reflected above were pre-approved by the Audit Committee.

Bill M. Conrad (Chairperson  and member)
William W. Reid (member)
Isac Burstein (member)

Compensation Committee.  The Compensation Committee, currently comprised of Bill Conrad as chairman, Isac Burstein and Tor Falck, is responsible for reviewing and recommending the compensation of our executive officers and directors and making recommendations to the Board regarding our general compensation, benefits and perquisites, policies and practices, including, without limitation, our incentive compensation plans and equity-based compensation plans.  Each of the committee members meets the definition of “independent” as defined in the Amex Rules.  David Reid recently resigned from the Committee and was replaced by Tor Falck.  The Compensation Committee has adopted a formal charter, a copy of which is available on our website at www.goldresourcecorp.com.

In performing its functions, the Committee considers, among other things, the types of compensation and amounts paid to executives and directors of public companies of equivalent size, stage of development in the industry and capital resources.  The findings of this compensation review are used to determine an appropriate level of compensation for the executives and directors, reflecting the need to maintain competitiveness and recruit and retain qualified personnel within the context of our financial resources.  The Compensation Committee held two meetings during the last full fiscal year and no committee member attended less than 75% of the meetings.

Compensation Committee Report.  The Compensation Committee is pleased to present the following Compensation Committee report:

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.  Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
Bill Conrad (Chairman and member)
David Reid (member)

Compensation Committee Interlocks and Insider Participation.  During the last completed fiscal year, David Reid, a former member of our Compensation Committee, served as our Vice President.

Board Nominations.  On August 9, 2010, the Board of Directors dissolved its Nominating Committee, which had been composed of two members, William Reid and David Reid.  During the last full fiscal year in 2009, the Nominating Committee as then in effect held one meeting.  After reviewing the requirements to list its securities on a NYSE Amex and making adjustments to its corporate governance structure to satisfy the listing standards, the Board determined it was appropriate to vest the duties and responsibilities related to the nominating function in the independent directors (as defined in the Amex Rules).  The Board believes that the function can be overseen by all of the independent directors in light of the Board’s small size.  Because the Board does not maintain a Nominating Committee, it does not have a formal written charter related to the nominating process.

The independent members of the Board are responsible for periodically reviewing the size of the Board, developing criteria for the selection of individuals to be considered as candidates to the Board, identifying individuals that they believe are qualified to become members of the Board, retaining whenever necessary any third party advisors or search firms to assist in identification of potential candidates, and recommending to the full Board any director nominees for the next annual meeting of shareholders.

The Board will consider director candidates nominated by shareholders and will apply the same criteria to shareholder recommendations as it does to other nominees considered by the committee.  A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Corporate Secretary c/o David Reid, 2886 Carriage Manor Point, Colorado Springs, CO  80906.  Such letter must be signed and dated and submitted to us by the date mentioned in this proxy statement under the heading PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS.  The following information must be included in or attached to the letter:

•	name and address of the shareholder making the recommendation;
•	proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;
•	the name, address and resume of the recommended nominee; and
•	the written consent of the recommended nominee to serve as our director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the Board believes must be met in order to be so considered include management experience, exemplary personal integrity and reputation, sound judgment, and sufficient time to devote to the discharge of his or her duties.

If vacancies are anticipated or otherwise arise, the independent members of the Board consider candidates for director suggested by members of the Board, management, shareholders and other parties.  They evaluate new nominees based on criteria including, but not limited to, independence, diversity, age, skills, experience, potential conflicts of interest and time availability and if warranted, may interview the nominee in person or via the telephone.  There are presently no differences in the manner in which the independent members of the Board evaluate nominees for director whether the nominee is recommended by a shareholder or any other party.

Board Diversity

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees.  However, the independent directors annually will review the individual skills and characteristics of the directors, as well as the composition of the Board as a whole, and strive to nominate individuals with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.  This assessment includes consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and the Company.  A broad range of perspectives are considered, including both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board.

Code of Ethics

In 2009, we adopted a written Code of Ethics that applies to our executive officers, directors and employees.  A copy of the Code of Ethics is available on our website at www.goldresourcecorp.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2009, as well as the other individuals included on the Summary Compensation Table below, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Overview of Compensation Philosophy, Objectives and Policies.  We attempted to meet two main objectives when we designed our executive and employee compensation.  First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees.  Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of equity awards.  In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit.  The compensation program is designed to reward performance that supports our principles of building shareholder value, and may also recognize individual performance from time to time.  The Compensation Committee is vested with the authority to review and recommend the compensation program structure and level of compensation for the executive officers, directors and key employees of our company.

Our present compensation structure for the named executive officers generally consists of salary and incentive compensation.  The incentive component consists of a short-term cash portion and a long-term equity portion.  We believe the present structure achieves our compensation objectives; however, the Compensation Committee is presently exploring additional ways to ensure consistency and enhance our company’s compensation program and may add additional components or policies in order to assist our company in achieving its compensation goals more effectively or efficiently.  We believe that the present compensation structure appropriately aligns the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options and stock grants to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value.  While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.

Each January, the Compensation Committee reviews and recommends to the Board the level of compensation for the named executive officers and key employees.  Our Chief Executive Officer reports to the Committee regarding the individual performance of the other named executive officers.  Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer.

Elements and Mix of Compensation.  Our consideration of base salary ranges for the named executive officers is primarily based upon a review of publicly disclosed compensation information of companies we believe are in our peer group.  The Committee also takes into account work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization when making decisions about individual compensation packages.  Annual salaries for newly-hired executives are determined at the time of hire taking into account the above factors other than tenure.

Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee in its discretion, based on individual and overall company performance.  There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives.  The Compensation Committee, in its discretion, determines and recommends the amounts and timing of any bonus awards.  If applicable and in the sole discretion of the Committee, a “merit-based” bonus may be recommended based on criteria such as exceptional performance, assuming additional responsibility without an increase in base compensation, or such other criteria which the Committee may determine from time to time.

The long-term equity compensation component of our compensation program is comprised of equity awards and makes up a significant part of our named executive officers’ compensation package.  Under our Non-Qualified Stock Option and Stock Grant Plan (“Plan”), we are authorized to issue non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our company, including the named executive officers.  There is no specific policy or procedure in place setting forth timing or amount of awards, although the outstanding awards and future compensation are reviewed at least annually.  The Compensation Committee, in its discretion, determines and recommends the amounts and timing of any equity awards.  The stock options are priced based on the closing market price of our common stock on the grant date, which is the date the Board approves the award.  Due to our status as an exploration stage company with no revenue, and our need to conserve working capital, we believe our compensation structure is weighted more toward equity compensation and less toward salary and other forms of cash compensation, with the exception of our current Chief Financial Officer, who we contract with on an hourly basis and who does not receive equity compensation.

Additional benefits provided to executive officers and key employees as part of their compensation packages include health, life and disability insurance.  To the extent the named executive officers participate in these programs, they do so generally on the same basis as our other employees.  Our named executive officers do not receive perquisites and we do not maintain any non-equity incentive plans or deferred compensation plans.

The compensation for our directors is structured similar to that of our named executive officers.  Specifically, the directors receive a combination of cash and equity incentives in the form of stock grants or options to purchase our common stock.  The Compensation Committee reviews the form and amount of such compensation periodically to insure that it is competitive and meeting our objectives discussed above.

Specific Compensation Decisions.  Each of our named executive officers except our Chief Financial Officer receives an annual salary under their terms of his respective employment agreements.  In addition, each of our named executive officers except our Chief Financial Officer has received stock options as part of his current compensation package.

In 2008, our Compensation Committee recommended that we increase the base salaries of our President and Chief Executive Officer and our Vice Presidents to remain competitive with our peer group.  As a result of this decision, William Reid’s base salary increased from $240,000 to $300,000, David Reid’s base salary increased from $170,000 to $212,000 and Jason Reid’s base salary increased from $100,000 to $150,000.  This was due primarily to a sizeable increase in their responsibilities and workload due to the acceleration of our commercial production timetable.  The Compensation Committee considered these increased demands and recommended we further compensate these individuals with cash bonuses and equity compensation in the form of stock options.  The base salaries of the named executive officers (except our Chief Financial Officer) are fixed pursuant to employment agreements with the individuals and remained unchanged in 2009.  No cash bonuses were awarded during 2009.

On April 23, 2009, the Board approved the Compensation Committee’s recommendation of additional equity compensation to the named executive officers in response to the individuals’ efforts, as well as to further motivate them to increase shareholder value.  William Reid received 300,000 stock options, David Reid received 250,000 stock options and Jason Reid received 200,000 stock options.  All of the 2009 awards consisted of non-qualified stock options which vested immediately and expire 10 years from the date of grant.

Effective July 1, 2010, upon the recommendation of the Compensation Committee, the Board approved amendments to the employment agreements of each of the named executive officers except Mr. Jennings to increase each officer's base compensation.  The Board believed such increases were warranted due to the increase in time and effort devoted to the business from the named executive officers that coincided with the increase in our business activities.  The Board also believed that the named executive officers were due an increase in salary as one had not been provided since 2008 and no stock options were awarded to the named executive officers in 2010.  Pursuant to the amended employment agreements, William Reid receives $600,000 in base salary, David Reid receives $424,000 in base salary and Jason Reid receives $300,000 in base salary.  Jason Reid was also promoted to President of the Company at that time.  All other material terms of the employment agreements with our named executive officers remained the same.

We believe that these compensation packages, consisting of cash and equity incentive compensation, will meet the objectives set forth above.  Specifically, we believe that the cash salary is competitive and will serve to retain the individuals for the foreseeable future.  The stock options are designed to reward the individuals and the inherent value in the options will help motivate him to further the interests of our shareholders.  The Compensation Committee also has the ability to award discretionary cash incentive compensation in the form of bonuses to the named executive officers.

Executive Compensation

The following table summarizes the total compensation of our named executive officers for the three fiscal years ended December 31, 2009:

2009 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
William W. Reid,	2009	$300,000	$—	$—	$772,551	$—	$—		$1,072,551
Chairman, CEO	2008	300,000	100,000	—	450,848	—	—		850,848
and President(1) (2)	2007	240,000	150,000	—	—	—	—		390,000

Frank L. Jennings,	2009	$—	$—	$—	$—	$—	$115,117	(5)	$115,117
CFO	2008	—	—	—	—	—	82,256		82,256
	2007	—	—	—	—	—	49,185		49,185

David C. Reid,	2009	$212,000	$—	$—	$643,793	$—	$—		$855,793
Vice President and	2008	212,000	100,000	—	450,848	—	—		762,848
Director(1)	2007	170,000	100,000	—	—	—	—		270,000

Jason D. Reid	2009	$150,000	$—	$—	$515,034	$—	$—		$665,034
Vice President,	2008	150,000	100,000	—	721,357	—	—		971,357
Corp. Develop.(3)	2007	100,000	75,000	—	—	—	—		175,000

___________________
(1)	The executive officer did not receive additional compensation for his service as a director of our company.
(2) Effective July 1, 2010, William Reid no longer serves as President of our company. He continues to serve as Chief Executive Officer and Chairman of the Board.
(3)	Effective July 1, 2010, Jason Reid was promoted to President of our company. He no longer serves as Vice President of Corporate Development.
(4)
Valued using the Black-Scholes-Merton option pricing model.   All of the options awarded in 2009 and 2008 vested immediately.  Please refer to Note 6 of the consolidated financial statements dated December 31, 2009, 2008 and 2007 included herein for certain assumptions made in connection with these estimates.

(5)	Mr. Jennings is an independent contractor who is compensated pursuant to a contractual arrangement with our company and receives fees based on an hourly rate structure.

Effective January 1, 2008, in light of our progress to that date and the additional workload required as a result of our company’s construction and financing activities at that time, we amended our employment agreements with Messrs. William and David Reid, and memorialized our employment arrangement with Jason Reid into a written agreement.  Each employment agreement is effective for a three-year term.  Pursuant to the terms of the agreements, William Reid was entitled to an annual salary of $300,000, David Reid was entitled to an annual salary of $212,000 and Jason Reid was entitled to an annual salary of $150,000.  As discussed above, the employment agreements with our named executive officers were amended effective July 1, 2010 to increase the base salary of each officer and reflect Jason Reid’s promotion to President of the Company.  Each individual also participates in health and other insurance programs that we maintain.  The employment agreements are automatically renewable for one-year terms on each successive anniversary of the expiration date unless either party gives notice to the other that they do not wish to renew the agreement, not less than 120 days prior to expiration.

Pursuant to the terms of the employment agreements, the employee would be entitled to certain payments in the event their employment is terminated under certain circumstances.  If we terminate the agreement without cause, or if the executive officer terminates the agreement “with good reason,” we would be obligated to pay thirty-five months’ of compensation in accordance with our regular pay schedule.  Termination by an executive officer with good reason includes a “change in control.”

In 2008 and 2007, each of our executive officers was awarded a cash bonus.  No cash bonuses were awarded in 2009.  We do not maintain a bonus plan and the awards were granted at the discretion of the Board of Directors.  The Compensation Committee of the Board recommended that bonuses were merited primarily because each officer made a significant individual contribution in an effort to advance our property toward production and to secure the requisite funding.  The awards for each of Messrs. William and David Reid were approved by the disinterested members of the Board.

On April 23, 2009, we granted non-qualified stock options to each of our executive officers in accordance with our Plan.  William Reid received 300,000 options, David Reid received 250,000 options and Jason Reid received 200,000 options to purchase shares of our common stock for $3.95 per share.  All of the 2009 awards vested immediately and expire 10 years from the date of grant.  Non-qualified stock options were also awarded to our executive officers on February 22, 2008.  William and David Reid each received 250,000 options and Jason Reid received 400,000 options to purchase shares of our common stock for $3.40 per share.  Those options also vested immediately and expire 10 years from the date of grant.  The value of these awards, determined using the Black-Scholes-Merton option pricing model, is included in each officer’s total compensation as set forth in the table above.

In addition to our executive officers, we engage Frank Jennings, our financial consultant, who is paid on an hourly basis.  We do not have a written agreement with Mr. Jennings.

2009 Grants of Plan-Based Awards

We do not maintain a non-equity incentive plan, thus those columns are omitted from the table below.  The grants of plan-based equity awards under our Plan to each named executive officer during the year ended December 31, 2009 are as follows:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold(1)	Target	Maximum
		(#)	(#)	(#)	(#)	(#)	($/sh)	($)
William W. Reid	4/23/2009	300,000	300,000	—	—	—	3.95	772,551
David C. Reid	4/23/2009	250,000	250,000	—	—	—	3.95	643,793
Jason D. Reid	4/23/2009	200,000	200,000	—	—	—	3.95	515,034
___________________
(1)	All of the options granted in 2009 vested immediately.
(2)
Calculated using the Black-Scholes-Merton option pricing model based on the maximum number of options that may vest under the award.  Please see Note 6 to the consolidated financial statements dated December 31, 2009, 2008 and 2007 included herein for a description of certain assumptions made in connection with the valuation of these option awards.

As discussed above, each named executive officer was awarded stock options during 2009 to purchase shares of our common stock for $3.95 per share.  The options vested immediately and expire 10 years from the date of grant.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table summarizes the amount of our executive officers' equity-based compensation outstanding at the fiscal year ended December 31, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)		(#)	(#)	(#)	($)
William W. Reid	400,000	0	0	0.25	10/9/2013	—	—	—	—
William W. Reid	400,000	0	0	0.25	4/22/2014	—	—	—	—
William W. Reid	250,000	0	0	3.40	2/22/2018	—	—	—	—
William W. Reid	300,000	0	0	3.95	4/23/2019	—	—	—	—
David C. Reid	400,000	0	0	0.25	10/9/2013	—	—	—	—
David C. Reid	200,000	0	0	0.25	4/22/2014	—	—	—	—
David C. Reid	250,000	0	0	3.40	2/22/2018	—	—	—	—
David C. Reid	250,000	0	0	3.95	4/23/2019	—	—	—	—
Jason D. Reid	400,000	0	0	3.40	2/22/2018	—	—	—	—
Jason D. Reid	200,000	0	0	3.95	4/23/2019	—	—	—	—
___________________
(1)	The options vested immediately as of the date of grant.

    In 2003, William and David Reid each received a stock option award of 400,000 options to purchase shares of common stock for $0.25 per share.  The options vested immediately and expire 10 years from the date of grant.  In 2004, William Reid received a stock option award of 400,000 additional options and David Reid received a stock option award of 200,000 additional options to purchase common stock for $0.25 per share.  Each option award vested immediately and expires 10 years from the date of grant.  Messrs. William and David Reid have not exercised any of these options.

    On May 30, 2006, Jason Reid was granted 600,000 options to purchase our common stock for $1.00 per share prior to March 3, 2009 upon accepting employment as Corporate Development Assistant.  The options vested immediately.  Jason Reid exercised 87,000 options during 2008 and the remainder of these options in 2009.

    On February 22, 2008, we granted stock options to each of our executive officers.  William and David Reid each received 250,000 options and Jason Reid received 400,000 options to purchase shares of our common stock for $3.40 per share.  The options vested immediately and expire 10 years from the date of grant. These options were given as additional compensation to these individuals in recognition of their efforts to build value for the company.

    On April 23, 2009, we granted stock options to each executive officer.  William Reid received 300,000 options, David Reid received 250,000 options and Jason Reid received 200,000 options to purchase shares of our common stock for $3.95 per share.  All of the 2009 awards consisted of non-qualified stock options which vested immediately and expire 10 years from the date of grant.

2009 Option Exercises and Stock Vested

    The following table summarizes the option exercises by and stock awards vested for the benefit of the named executive officers during the fiscal year ended December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Jason D. Reid	513,000	1,796,956	—	—

2009 Director Compensation

    In June 2006, we retained Bill Conrad to serve on our Board of Directors.  At the time of his appointment, Mr. Conrad received a stock grant of 100,000 shares of unrestricted common stock valued at $1.00 per share and options to acquire up to 500,000 shares of stock exercisable on or before March 3, 2009 for $1.00 per share, all of which immediately vested.  Mr. Conrad exercised 100,000 options during 2008 and exercised the remaining options in 2009.  In April 2009, Isac Burstein was appointed to our Board.  In connection with his appointment, we granted 100,000 options to Mr. Burstein to purchase shares of our common stock for $3.95 per share.  The options were immediately vested and expire 10 years from the grant date.

    We pay our directors who are not also one of our executive officers a monthly cash retainer fee.  Mr. Conrad received $5,000 per month and Mr. Burstein received $3,000 per month.  On April 23, 2009, we also granted to Mr. Conrad 150,000 stock options to purchase shares of our common stock for $3.95 per share.  The options vested immediately and expire 10 years from the date of grant.  This option was awarded to Mr. Conrad in recognition of his significant contribution to building value for the company.  No cash bonuses were awarded to our directors during 2009.

The table below summarizes the compensation of our directors who are not also one of our executive officers and whose compensation is not disclosed in the Summary Compensation Table, for the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Bill M. Conrad	$60,000	$—	$386,276	$—	$—	$446,276
Isac Burstein	27,000	—	257,517	—	—	284,517
___________________
(1)
Valued using the Black-Scholes-Merton option pricing model.  Please refer to Note 6 to the consolidated financial statements dated December 31, 2009, 2008 and 2007 included herein for certain assumptions made in connection with these estimates.

It is expected that Mr. Falck, a recent addition to the Board, will receive the same compensation as Mr. Burstein for his service as a director of our company.  All directors are reimbursed for reasonable and necessary expenses incurred in their capacities as such.

LEGAL PROCEEDINGS

No material legal proceedings, to which we are a party or to which our property is subject, is pending or is known by us to be contemplated.  Also, we are not aware of any legal proceedings in which any officer, director or any owner of record or beneficial owner of more than five percent of any class of our voting securities is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We consider “related party transactions” to be transactions between the Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our common stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors and officers is also a director or officer or has a material financial interest.  The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of disinterested and independent directors  (as defined in the Amex Rules) is appointed by the Board of Directors.  Our policies and procedures for related party transactions are set forth in writing in our Corporate Governance Guidelines and Audit Committee Charter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

As of September 30, 2010, there are a total of 52,998,303 shares of our common stock outstanding, our only class of voting securities currently outstanding.  The following table describes the ownership of our voting securities by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock.  Unless otherwise stated, the address of each of the individuals is our address, 2886 Carriage Manor Point, Colorado Springs, CO  80906.  All ownership is direct, unless otherwise stated.

In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days is exercised, but not the options owned by any other individual.  Certain information regarding the ownership of shareholders believed to beneficially own more than 5% of our common stock has been obtained from reports filed by these shareholders with the SEC.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percentage (%)
William W. Reid(1)	4,412,466	(4)(5)	8.1%
David C. Reid(1)	4,198,257	(6)	7.8%
Bill M. Conrad(2)	443,160	(7)	*
Isac Burstein (2) Calle La Colonia 180 Surco, Lima 33, Peru	100,000	(8)	*
Tor Falck(2) 37 Queen’s Gate Mews London SW7 5QN United Kingdom	100,000	(8)	*
Frank Jennings (3)	0		*
Jason Reid(3)	1,144,892	(9)(10)	2.1%
Beth Reid	4,412,466	(11)	8.1%
Tocqueville Asset Management, L.P. 40 West 57th Street, 19th Floor New York, NY 10019	4,908,976		9.3%
Hochschild Mining Holdings Limited Calle La Colonia 180 Surco, Lima 33, Peru	14,626,874		27.6%
All officers and directors as a group (7 persons)	10,398,775	(4)(5)(6)(7)(8)(9)(10)	18.6%
___________________
*	Less than 1%
(1)	Officer and director.
(2)	Director.
(3)	Officer.
(4)	Includes options to purchase 1,350,000 shares which are currently exercisable.
(5)	Includes 886,600 shares owned by the reporting person's spouse, of which he disclaims beneficial ownership.
(6)	Includes options to purchase 1,100,000 shares which are currently exercisable.
(7)	Includes options to purchase 250,000 shares which are currently exercisable.
(8)	Includes options to purchase 100,000 shares which are currently exercisable.
(9)	Includes options to purchase 600,000 shares which are currently exercisable.
(10)	Includes 122,102 shares owned by the reporting person's spouse, of which he disclaims beneficial ownership.
(11)	Includes 2,175,866 shares and 1,350,000 shares underlying options owned by the reporting person's spouse, of which she disclaims beneficial ownership.

Changes In Control

We entered into a Strategic Alliance Agreement with Hochschild, a significant shareholder of our company, in 2008.  We also agreed to appoint up to two nominees of Hochschild to our Board of Directors, depending upon its level of ownership.  Hochschild has certain rights of first refusal to participate in future financing transactions, and after the expiration in February 2011 of a standstill provision which prevents Hochschild from acquiring more than 40% of our common stock through purchases in the market or directly from us, Hochschild may acquire additional shares of our common stock, which may result in a change in control of our company.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

We anticipate that the next annual meeting of shareholders will be held in June 2011.  Any shareholder of record who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with Rule 14a-8 of the 1934 Act, and it must be received at our principal executive offices no later than December 30, 2010 in order to be considered for inclusion in the proxy statement for the 2011 annual meeting of shareholders.  Shareholders who intend to present a proposal at the 2011 annual meeting of shareholders without including such proposal in the 2011 proxy statement must provide us with a notice of such proposal no later than March 16, 2011.  The proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC.  The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC  20549.  Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room.  As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC.  The address of that website is http://www.sec.gov.

Our common stock is traded on the NYSE Amex under the symbol “GORO.”

ANNUAL REPORT

Our Annual Report for the year ended December 31, 2009, including financial statements and schedules, is included with this proxy statement.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting of shareholders.  If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

September 30, 2010	/s/ William W. Reid
Chairman and Chief Executive Officer

EXHIBIT A

GOLD RESOURCE CORPORATION
AMENDED AND RESTATED
NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN

    This Amended and Restated Non-Qualified Stock Option and Stock Grant Plan (the "Plan") is adopted in consideration of services rendered and to be rendered by key personnel to Gold Resource Corporation, its subsidiaries and affiliates.

    1.           Definitions.

    The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

    Board:  The Board of Directors of Gold Resource Corporation, or any duly authorized committee of the Board.

    Common Stock:  The $.001 par value Common Stock of Gold Resource Corporation.

    Company:  Gold Resource, Corporation, a corporation incorporated under the laws of Colorado, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

    Date of Grant:  The date on which an Option (see below) is granted under the Plan.

    Fair Market Value:  The Fair Market Value of the Option Shares. Such Fair Market Value as of any date shall be reasonably determined by the Board; provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the bid price for the Common Stock on that date (or on the preceding business day if such date is a Saturday, Sunday, or a holiday), on either an over-the-counter market or national exchange, as reported by NASDAQ, The Denver Post, Denver, Colorado, or if not available there, in the Wall Street Journal, or if not available there, as available from internet sources such as America On-Line or other reporters of such financial data; provided, further, that if no such reported bid price is available, the Fair Market Value of such shares shall not be less than the average of the means between the bid and asked prices quoted on that date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Board. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

    Key Person:  A person (including, without limitation, employees, directors, officers, consultants or advisors) designated by the Board upon whose judgment, initiative and efforts the Company or a Related Company may rely.

    Option:  The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see below).

    Option Agreement:  The written agreement (and any amendment or supplement thereto) between the Company and a Key Person designating the terms and conditions of an Option.

    Option Shares:  The shares of Common Stock underlying an Option granted to a Key Person.

    Optionee:  A Key Person who has been granted an Option. Recipient: A Key Person who has been granted a Stock Grant.

    Related Company: Any subsidiary or affiliate of the Company. The determination of whether a corporation is a Related Company shall be made without regard to whether the entity or the relationship between the entity and the Company now exists or comes into existence hereafter.

    Stock Grant: The grant of shares of the Company's Common Stock to a Key Person pursuant to the terms of the Plan.

    Stock Grant Shares: The shares of Common Stock represented by a Stock Grant.

    2.           Purpose and Scope.

(a)           The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

(b)           This Plan authorizes the Board to grant Options and make Stock Grants to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

    3.           Administration of the Plan.

    The Plan shall be administered by the Board. The Board shall have the authority granted to it under this section and under each other section of the Plan.

    In accordance with and subject to the provisions of the Plan, the Board shall select the Optionees and Recipients, shall determine (i) the number of shares of Common Stock to be subject to each Option and/or Stock Grant, (ii) the time at which each Option and/or Stock Grant is to be granted, (iii) whether an Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for Option Shares, (v) the option period, (vi) the consideration (if any) for a Stock Grant, and (vii) the manner in which an Option becomes exercisable. In addition, the Board shall fix such other terms of each Option and/or Stock Grant as it may deem necessary or desirable. The Board shall determine the form of Option Agreement to evidence each Option.

The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company including, but in no way limiting, the use of attestation proceedings related to shares owned by an Optionee and the retention by Gold Resource Corporation of exercised shares for payment of taxes related to the exercise of Options.

The Board may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company provided, however, that no such change or addition shall impair any Option or Stock Grant previously granted under the Plan.

Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, the Related Companies, the stockholders, directors, officers and employees of the Company and the Related Companies, and the Optionees, the Recipients and their respective successors in interest.

4.           The Common Stock.

The Board is authorized to appropriate, grant Options and make Stock Grants with respect to, and otherwise issue and sell for the purposes of the Plan, a total number not in excess of 6,000,000 shares of Common Stock, either treasury or authorized but unissued, or the number and kind of shares of stock or other securities which in accordance with Section 9 shall be substituted for the 6,000,000 shares or into which such 6,000,000 shares shall be adjusted. All or any unsold shares subject to an Option or Stock Grant that for any reason expires or otherwise terminates may again be made subject to Options and Stock Grants under the Plan.

5.           Eligibility.

Options and Stock Grants shall be granted only to Key Persons. Key Persons may hold more than one Option or Stock Grant under the Plan and may hold Options and Stock Grants under the Plan and options granted pursuant to other plans or otherwise

6.           Option Price.

The Board shall determine the purchase price for the Option Shares; provided, however, that the purchase price to be paid by Optionees for Option Shares shall not be less than one hundred percent of the Fair Market Value of the Option Shares on the Date of Grant.

7.           Duration and Exercise of Options.

(a)           The option period shall commence on the Date of Grant and shall be up to 10 years in length subject to the limitations in this Section 7 and the Option Agreement.

(b)           During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Any Option held by an Optionee at the time of his death may be exercised by his estate only within six months of his death or such longer period as the Board may determine.

(c)           The Board may determine whether an Option shall be exercisable as provided in Paragraph (a) of this Section 7 or whether the Option shall be exercisable in installments only; if the Board determines the latter, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

(d)           In the case of an Optionee who is an employee of the Company or a Related Company, if, for any reason, other than the Optionee's death, the Optionee ceases to be employed by either the Company or a Related Company, any option held by the Optionee at the time his employment ceases may be exercised within 90 days after the date that his employment ceased, (subject to the limitations of Paragraph (a) above), but only to the extent that the option was exercisable according to its terms on the date the Optionee's employment ceased.  After such 90-day period, any unexercised portion of an Option shall expire.

(e)           Notwithstanding the provision of Paragraph (d) of this Section 7, in the case of an Optionee who is an employee of the Company or a Related Company, if the Optionee's employment by the Company or a Related Company ceases due to the Company's or Related Company's termination of such Optionee's employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire.

(f)           Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares Purchased is at least $1,000.00

8.           Payment for Option Shares.

If the purchase price of the Option Shares Purchased by any Optionee at one time exceeds $2,000, the Board may permit all or part of the Purchase price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Company's Common Stock previously owned by the Optionee with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash.

The Board may also permit use of attestation of shares already owned by the Optionee to eliminate the need for physical delivery of stock certificate(s) by the Optionee to the Company under this Section 8. By use of attestation, the Optionee will be issued the number of shares exercised reduced by the number of whole shares necessary to pay the exercise price, or portion thereof.

In the case of all other Option exercises, the purchase price shall be paid in cash or available funds upon exercise of the Option.

9.           Change in Stock, Adjustments Etc.

In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders that are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments. In the event of any such changes or exchanges, the Board shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, kind, or option price of the shares or other securities then subject to an Option or Stock Grant granted pursuant to the Plan and the Board shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

10.           Relationship to Employment.

Nothing contained in the Plan, or in any Option or Stock Grant granted pursuant to the Plan, shall confer upon any Optionee or Recipient any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee's or Recipient's employment or services at any time.

11.           Non-transferability of Option or Stock Grant.

No Option or Stock Grant granted under the Plan shall be transferable by the Optionee or Recipient, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

12.           Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any share covered by an Option or Stock Grant until that person shall become the holder of record of such shares and, except as provided in Section 9, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

13.           Securities Laws Requirements.

No Option Shares or Stock Grants shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option and Stock Grant Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

14.              Disposition of Shares:

Each Optionee, as a condition of exercise, and each Recipient shall represent, warrant arid agree, in a form of written certificate approved by the Company, as follows: (a) that all Option and Stock Grant Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option or Stock Grant Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that if he is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, he will (i) not sell any shares of Common Stock within six months of the date he acquired any Option or Stock Grant, (ii) furnish the Company with a copy of each Form 3, 4 or 5 filed by him, and (iii) timely file all reports required under the federal securities laws; and (d) that he will report all sales of Option and/or Stock Grant Shares to the Company in writing on a form prescribed by the Company.

15.              Effective Date of Plan: Termination Date of Plan.

The Plan shall be deemed effective as of March 4, 1999. The Plan shall terminate at midnight on February 28, 2019 except as to Options previously granted and outstanding under the Plan at that time. No Options or Stock Grants shall be granted after the date on which the Plan terminates. The Plan may be amended, extended, abandoned or terminated at any earlier time by the Board, except with respect to any Options or Stock Grant then outstanding under the Plan.

16.              Other Provisions.

The following provisions are also in effect under the Plan:

(a)           The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

(b)           Any expense of administering the Plan shall be borne by the Company.

(c)           This Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(d)           The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the state of Colorado.